UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2025

Primo Brands Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-42404	99-3483984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1150 Assembly Drive, Suite 800, Tampa, Florida 33607	900 Long Ridge Road, Building 2 Stamford, Connecticut 06902

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (813) 544-8515

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	PRMB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Chairman and Chief Executive Officer

On November 5, 2025 (the “Effective Date”), the Board of Directors (the “Board”) of Primo Brands Corporation (the “Company”) appointed current director Eric Foss as the Company’s Executive Chairman and Chief Executive Officer and transitioned Robbert Rietbroek from his role as the Company’s Chief Executive Officer. Also on the Effective Date, Mr. Rietbroek resigned as a member of the Board and C. Dean Metropoulos stepped down as Non-Executive Chairman of the Board, while remaining as a member of the Board. Mr. Foss will also serve as the Company’s interim principal operating officer.

Biographical information for Mr. Foss, age 67, can be found on page 11 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 20, 2025 and is incorporated herein by reference. Mr. Foss has stepped down from his service on the Company’s Audit Committee and Compensation Committee in light of his appointment as Chief Executive Officer and Executive Chairman. Britta Bomhard has been appointed to the Audit Committee and Billy Prim has been appointed to the Compensation Committee to fill the vacancies left by Mr. Foss.

Subject to Mr. Rietbroek’s execution and non-revocation of a release of claims in favor of the Company, Mr. Rietbroek will be entitled to receive the separation pay and benefits in accordance with the Company’s Severance Plan (the “Plan”) and the equity treatment in accordance with the Legacy Primo Water Corporation 2018 Equity Incentive Plan, the Legacy Primo Water Corporation Equity Incentive Plan and the Primo Brands Corporation Equity Incentive Plan (the “Primo Brands Equity Incentive Plan”).

Effective as of the Effective Date, the Company and Mr. Eric Foss entered into an offer letter (the “Offer Letter”) describing the terms of Mr. Foss’s employment as Chief Executive Officer and appointment to Executive Chairman. Pursuant to the Offer Letter, Mr. Foss will receive a base salary of $1,500,000 per year (prorated for the 2025 fiscal year). Additionally, beginning in fiscal year 2026, Mr. Foss will be eligible to receive a bonus with a target amount equal to 200% of his annual base salary, up to a maximum of 300% of his annual base salary. He will also be eligible for (A) up to 115 hours per year (pro-rated to 25 hours with respect to 2025) in private aircraft usage for business activities, (B) an annual vehicle allowance of up to $16,000, (C) an annual executive physical in an amount not to exceed $10,000 per year and (D) reimbursement for legal fees associated with the Offer Letter up to $25,000.

In addition, Mr. Foss will be entitled to receive the following long-term incentive (“LTI”) awards: Mr. Foss will be eligible to receive LTI awards in respect of each fiscal year (the “Annual LTI Awards”) during his period as Chief Executive Officer (beginning with an LTI award on or about December 2025 with respect to the 2026 fiscal year). The Annual LTI Award with respect to the 2026 fiscal year will have an aggregate grant date target value of $6,000,000 and will be comprised of 66% performance-based restricted share units and 34% time-based restricted share units, with (a) the time-based restricted share units eligible to vest in three equal annual installments, subject to continued employment, and (b) the performance-based restricted share units eligible to vest based upon the achievement of relative total shareholder return (“TSR”) over a three-year period beginning on the first day of the Company’s 2026 fiscal year and ending on the last day of the Company’s 2028 fiscal year. Mr. Foss will also receive an inducement LTI award in connection with the commencement of his services (the “Inducement Award”), which will have an aggregate grant date value equal to $6,000,000, granted on November 7, 2025. The Inducement Award will be comprised of 50% performance-based restricted share units and 50% time-based restricted share units, with the same vesting terms as the Annual LTI Award with respect to fiscal year 2026.

Subject to Mr. Foss’s execution and non-revocation of a release of claims in favor of the Company, Mr. Foss will be entitled to receive the separation pay and benefits set forth in Sections 3.1 and 5 of the Plan as a Level 1 Employee. In addition, notwithstanding the terms of the Primo Brands Equity Incentive Plan, in the case of Mr. Foss’ voluntary resignation of employment, on or following December 31, 2028, Section 13(a)(3) or 13(b)(3) of the Primo Brands Equity Incentive Plan, as applicable, shall apply with respect to all such Annual LTI Awards as though such voluntary resignation of employment constituted a Retirement (as defined in the Primo Brands Equity Incentive Plan). In addition, notwithstanding the terms of the Primo Brands Equity Incentive Plan and the applicable award agreements, upon Mr. Foss’s termination without Cause (as defined in the Plan) or resignation for Good Reason (as defined in the Plan), the portion of the Inducement Award that vests (in the case of the time-based restricted share units) or remains outstanding and eligible to vest (in the case of the performance-based restricted share units) shall be 100%.

Mr. Foss is subject to covenants concerning the non-use and non-disclosure of confidential information, non-competition, non-solicitation of employees, non-solicitation of clients, and non-disparagement pursuant to the Plan. Restrictive covenants generally continue during the term of Mr. Foss’s employment and for a period of two years following termination.

The foregoing is a summary of the material terms of the Offer Letter and is qualified in its entirety by reference to the complete text of the Offer Letter, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Chief Operating Officer

In addition, as previously reported on the Current Report on Form 8-K filed on September 12, 2025, the Company determined that, in connection with a planned leave of absence, Robert Austin would temporarily cease to serve as Chief Operating Officer of the Company, effective September 30, 2025. During this time, Mr. Austin instead served as a Senior Advisor to the Company and Robbert Rietbroek served as the Company’s principal operating officer.

On November 4, 2025, Mr. Austin notified the Company of his plans to return from his temporary leave of absence, effective November 10, 2025. Upon his return, he will resume his duties and responsibilities as Chief Operating Officer and principal operating officer of the Company. Mr. Austin’s biographical information can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 20, 2025, which is incorporated herein by reference. Mr. Austin will continue to be compensated consistent with his existing compensation arrangements.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1(1)	Offer Letter, dated November 5, 2025, by and between the Company and Eric Foss.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

(1)	Indicates a management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primo Brands Corporation

Date: November 6, 2025	By:	/s/ Hih Song Kim
Hih Song Kim
Chief Legal Officer and Corporate Secretary